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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





Date of report (Date of earliest event reported) June 28, 1996
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ROC Communities, Inc.
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(Exact name of registrant as specified in its charter)



Maryland                           001-12258                84-1226771
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(State or other jurisdiction       (Commission              (IRS Employer
of incorporation)                  File Number)             Identification No.)



6430 South Quebec Street, Englewood, Colorado               80111
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code (303) 741-3707
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Item 2:   ACQUISITION OR DISPOSITION OF ASSETS

     On June 28, 1996, ROC Communities, Inc. (the "Company") acquired two manufactured home communities, Pine Lakes Ranch and Redwood Estates, containing 760 and 752 homesites, respectively, located in Thornton, Colorado. The acquisition of Pine Lakes Ranch also included 55 acres of expansion property. Prior to their acquisition, the communities had been managed by the Company for a period of five years and were subject to purchase options in favor of the Company which had been granted in connection with the closing of the Company's initial public offering. At the time of their acquisition, the communities were 90% occupied. The aggregate purchase price paid for the two communities was $25,500,000, of which $21,771,750 was paid in cash. The remaining $3,728,250 was paid in the form of 158,017 shares of the Company's non-voting redeemable stock, par value $.01 per share (the "Non-Voting Stock"). The Company borrowed the cash portion of the purchase price from its $50 million line of credit with The First National Bank of Chicago (the "Line of Credit"). The two communities were purchased from Redwood Partners Limited, a partnership having ROC GP Corp. and CMH Parks, Inc., a wholly-owned subsidiary of Clayton Homes, Inc., as its sole partners. The purchase price for each community was based upon a 9.5% capitalization rate on the Company's projection of such community's net income for the twelve months following the acquisition. ROC GP Corp. is a corporation wholly-owned by Gary P. McDaniel, President and Chief Executive Officer of the Company, James B. Grange, Executive Vice President and Chief Operating Officer of the Company, and Rees F. Davis, Jr., Executive Vice President--Acquisition and Sales of the Company. James L. Clayton, a director of the Company, owns an approximate 30% equity interest in Clayton Homes, Inc. The acquisition of the two communities was made upon the unanimous decision of the Company's disinterested directors.

     On July 11, 1996, the Company acquired a manufactured home community, Foxhall Village, containing 315 homesites located in Raleigh, North Carolina.
At the time of its acquisition, the community was 98% occupied. The purchase price paid for the community was $5,700,000, all of which was paid in cash. The Company borrowed the purchase price from the Line of Credit. The Company purchased the community from The Balcor Company pursuant to a purchase agreement, the terms of which were determined through arms-length negotiations between the parties.

     With the acquisition of these three communities, the Company has acquired, through the date of this report, six manufactured home communities, containing an aggregate of 2,864 homesites, during 1996. The aggregate purchase price for such communities was $45,425,000, of which $41,696,750 was paid in cash and $3,728,250 was paid in the form of 158,017 shares of Non-Voting Stock.


Item 7:   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          (a)  FINANCIAL STATEMENTS:

               As of the date of this report, it is impracticable for the Company to file the required financial statements with respect to all six of the communities acquired during 1996. Accordingly, such required financial statements will be filed as soon as they are available, but in no event later than 60 days after the date on which this report must be filed.

          (b)  PRO FORMA FINANCIAL INFORMATION:

               As of the date of this report, it is impracticable for the Company to file the required pro forma financial information with respect to all six of the communities acquired during


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               1996.  Accordingly, such required pro forma financial information will be filed as soon as it is available, but in no event later than 60 days after the date on which this report must be filed.

          (c)  EXHIBITS:

               None.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 1996               ROC COMMUNITIES, INC.



                                   By:  /s/Gary P. McDaniel
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                                        Gary P. McDaniel
                                        President and Chief Executive Officer


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